                                                               Exhibit 10.30F


            International Wireless Communications Holdings, Inc.
                   400 South El Camino Real, Suite 1275
                       San Mateo, California 94402

                            January 23, 1998

BT Foreign Investment Corporation
130 Liberty Street
New York, NY 10006

    This letter agreement is to confirm certain understandings between International Wireless Communications Holdings, Inc., a Delaware corporation ("IWCH"), Radio Movil Digital Americas, Inc., a Delaware corporation ("RMD"), and BT Foreign Investment Corporation, a subsidiary of Bankers Trust New York Corporation, a bank holding company ("BTFIC") (the "Letter Agreement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Senior Secured Note and Warrant Purchase Agreement, dated as of the date hereof, between IWCH, RMD and BTFIC (the "Purchase Agreement").

    The parties hereby agree as follows:

    1. BTFIC (or its Affiliate) shall have the right, but not the obligation, to purchase up to its Portion (as defined below) of equity securities (including securities containing options or rights to acquire equity securities), that are to be issued by RMD or any Brazilian Entity primarily for equity financing purposes to any Person that is not an equity holder of RMD as of the date hereof. IWCH and RMD shall promptly apprise BTFIC (or its Affiliate) of all such potential issuances, and shall provide BTFIC (or its Affiliate) with copies of all such related documentation and drafts thereof, including without limitation, copies of term sheets, correspondence and drafts of agreements. In addition, BTFIC (or its Affiliate) shall receive execution copies of all financing documents regarding such potential issuance as soon as such items are available, and be entitled to purchase such securities at the most favorable price and on the most favorable terms as such securities are offered to any other Persons; provided that, at the request of BTFIC (or its Affiliate), RMD shall offer to BTFIC (or its Affiliate) securities which have no voting rights (other than required by applicable law) and which are convertible into voting securities at the request of the holder thereof, subject to applicable requirements of law; and provided further that, the purchase price for all such securities offered to BTFIC (or its Affiliate) may be structured in a manner (as BTFIC elects in its sole discretion) so that it will involve a reduction in the unpaid principal amount of the Notes as consideration for the purchase price.

    2. IWCH and RMD shall not, and shall not permit any Brazilian Entity to, consummate any equity issuance described in paragraph 1 above until BTFIC notifies RMD that it does not desire to so participate on the terms described above (provided that if BTFIC shall be deemed to have so notified RMD if it does not notify RMD whether or not it (or its Affiliate) wants to participate within 30 days after receiving execution copies from RMD pursuant to Section 1 above.

    3. If BTFIC (or its Affiliate) has not acquired any equity interest in RMD or any other Brazilian Entity within six (6) months after the Closing Date, BTFIC (or its Affiliate) shall have the right, but not the obligation, to propose a purchase price and other material terms and conditions upon which, BTFIC (or its Affiliate), would acquire up to its Portion of equity from RMD or another Brazilian Entity. IWCH and RMD shall, and shall cause the appropriate Brazilian Entity to, use commercially reasonable best efforts to agree upon the price and other terms (which other terms will be customary terms for transactions of this type by an institutional private equity investor, and shall include the terms set forth in the provisos set forth in paragraph 1 above) for BTFIC's (or its Affiliate's) purchase of such equity securities, and upon such agreement, such transaction will be consummated; provided, however, that in any event the purchase price shall be acceptable to RMD and BTFIC at their sole discretion.

    4. BTFIC's (or its Affiliate's) "Portion" means, with respect to any class of equity securities, the number of such equity securities that would be obtained by dividing the lesser of (x) the aggregate unpaid principal amount of the Notes or (y) $12,000,000; provided, however, that in the case of an equity issuance described in the first sentence of paragraph 1 above, such amount shall not be greater than 50% of the total amount of securities being purchased in connection with such equity issuance.

    This Letter Agreement is a Transaction Document and, accordingly, the appropriate provisions of the Purchase Agreement are hereby incorporated herein by reference.

    This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

    If the foregoing reflects your understanding of our arrangement, please countersign where indicated below and return the enclosed duplicate original of this letter to me at your earliest convenience.

                                       Sincerely,

                                       INTERNATIONAL WIRELESS
                                       COMMUNICATIONS HOLDINGS, INC.

                                       By: ________________________________
                                           John D. Lockton, President


ACCEPTED AND AGREED:


RADIO MOVIL DIGITAL AMERICAS, INC.


BY: ______________________________________
Name:
Title:

BT FOREIGN INVESTMENT CORPORATION


BY: ______________________________________
Name:
Title: